Oasis Midstream Partners LP Announces Quarter Ended September 30, 2018 Earnings

Houston, Texas — November 5, 2018 — Oasis Midstream Partners LP (NYSE: OMP) (the “Partnership” or “OMP”) today announced financial results for the quarter ended September 30, 2018 and provided an operational update.

Recent Highlights:

•
Declared the quarterly cash distribution for the third quarter of 2018 of $0.43 per unit, an approximate 5% increase from the cash distribution declared for the second quarter of 2018, in line with the Partnership’s 20% annualized distribution growth target.

•	Net income was $38.8 million for the three months ended September 30, 2018 and net cash from operating activities was $40.8 million for the three months ended September 30, 2018.

•
Adjusted EBITDA was $46.3 million for the three months ended September 30, 2018 and net Adjusted EBITDA to the Partnership was $16.6 million for the three months ended September 30, 2018. See “Non-GAAP Financial Measures” below.

•	Distributable Cash Flow (“DCF”) was $14.4 million for the three months ended September 30, 2018, resulting in distribution coverage of 1.22x. See “Non-GAAP Financial Measures” below.

•
OMP’s 80 million cubic feet per day (“MMscfpd”) natural gas processing plant in Wild Basin (“Gas Plant I”) experienced operational downtime lasting twelve days in August. Plant operations have successfully been restored and the plant has been running smoothly, at full capacity, since the team brought the plant back online. Crude oil and natural gas volumes in Wild Basin were adversely impacted by the downtime, which resulted in lower than anticipated EBITDA, DCF and distribution coverage. Adjusting for the impact of the downtime, OMP would have seen distribution coverage of approximately 1.3x during the third quarter of 2018.

•
Increased water volumes in Beartooth DevCo LLC (“Beartooth DevCo”) to 151.3 thousand barrels of water per day (“Mbwpd”), a 54% increase compared to the third quarter of 2017. Approximately 75% of the increase was related to Oasis Petroleum produced water growth and approximately 25% was associated with increased freshwater volumes, which was largely driven by third-party sales.

"Oasis Midstream Partners remains on track to deliver our targeted 20% annual growth in distributions per unit while simultaneously increasing coverage in coming quarters," said Taylor Reid, Chief Executive Officer of OMP. “We successfully delivered a strong third quarter, navigating some operational downtime at Gas Plant I in August. Our distribution coverage was within our third quarter guidance range, and looking forward coverage remains strong, now on track to exceed 1.7x exiting 2019 while concurrently delivering 20% distribution growth. Our new 200 MMscfpd gas plant is expected to move product this month, and we successfully signed additional third-party deals to further increase utilization. Third-party deals in conjunction with high activity levels in the Williston Basin put us in a great position to grow distributions per unit 20% per year past 2021 while maintaining strong coverage. Our 2019 EBITDA estimate increased by approximately 68% from what we originally projected during the IPO just over a year ago, and we continue to see significant growth opportunities ahead.”

Gas Plant II Update:
OMP mechanically completed its new 200 MMscfpd natural gas processing plant (“Gas Plant II”) in October and expects volumes to start flowing at the end of November. Upon completion of the gas plant, OMP will be the second largest natural gas processor in the Williston Basin. OMP expects approximately 60% utilization in January 2019, consisting largely of volumes from Oasis Petroleum, before increasing to above 80% by year-end 2019, as third-party volumes become more significant. In October, OMP successfully signed additional third-party agreements, which resulted in increased expectations for EBITDA at OMP for 2019. Gas processing remains tight in the Williston Basin, and OMP continues to pursue additional opportunities with third parties to further increase the utilization of its gas plant infrastructure.

Outlook Update:

•
OMP is increasing its 2019 EBITDA estimate to $106 - $112 million, compared to $102 - $108 million as of the August update and $65 million at the time of OMP’s IPO. OMP has increased expectations on distribution coverage, entering 2019 around 1.4x and quickly increasing to 1.6x-1.7x for the remainder of 2019 (prior coverage was 1.4x and then 1.5x-1.7x).

•	Expects net EBITDA in 2019, before public company expenses, to be split between the three DevCos accordingly: Bighorn ~68%, Bobcat ~12%, and Beartooth ~20%.

•	Anticipates fourth quarter 2018 distribution coverage of approximately 1.2x based on current assumptions surrounding Gas Plant II start-up timing.

Operational and Financial Update
Select operational and financial statistics are in the following table:

	Three Months Ended September 30, 2018
	OMP Ownership	Gross	Net
Bighorn DevCo		(In millions)
Operating income	100%	$5.3	$5.3
Depreciation and amortization	100%	2.8	2.8
Total CapEx	100%	7.9	7.9
Bobcat DevCo
Operating income	10%	$19.0	$1.9
Depreciation and amortization	10%	2.2	0.2
Total CapEx	10%	43.3	4.3
Beartooth DevCo
Operating income	40%	$15.6	$6.3
Depreciation and amortization	40%	2.1	0.8
Total CapEx	40%	11.1	4.4
Total OMP
DevCo operating income		$40.0	$13.5
Public company expenses		1.0	1.0
OMP operating income		39.0	12.5
Depreciation and amortization		7.1	3.9
Equity-based compensation expense		0.1	0.1
Total CapEx		62.4	16.7
Maintenance CapEx		0.8	0.4
Expansion CapEx		61.6	16.3

The following table provides an update of actual volumes compared to guidance and updates quarterly volumes for the remainder of the year:

	Metric	3Q18 Actual	3Q18 Guidance	4Q18 Guidance
Bighorn DevCo
Crude oil service volumes	Mbopd	42.5	43 - 46	40 - 46
Natural gas service volumes	MMscfpd	96.0	102 - 106	125 - 140
Bobcat DevCo
Crude oil service volumes	Mbopd	35.8	37 - 40	35 - 40
Natural gas service volumes	MMscfpd	141.2	150 - 155	175 - 195
Water service volumes	Mbwpd	54.3	46 - 50	48 - 53
Beartooth DevCo
Water service volumes	Mbwpd	151.3	120 - 135	105 - 120

Liquidity and CapEx

As of September 30, 2018, OMP had cash and cash equivalents of $5.0 million and $166.0 million of borrowings outstanding under its revolving credit facility with an unused borrowing capacity of $84.0 million. On August 27, 2018, the Partnership entered into an amendment to its revolving credit facility to (i) increase the aggregate amount of commitments from $200.0 million to $250.0 million; (ii) provide for the ability to further increase commitments to $400.0 million; and (iii) add six new lenders to the bank group. Expansion CapEx attributable to OMP during the third quarter of 2018 of $16.3 million was also in-line with expectations.

Quarterly Distribution

On August 28, 2018, the Partnership paid the quarterly cash distribution of $0.41 per unit for the second quarter of 2018.
On October 30, 2018, the Board of Directors of OMP GP LLC, the general partner of the Partnership, declared the quarterly cash distribution of $0.43 per unit for the third quarter of 2018. The distribution will be payable on November 27, 2018 to unitholders of record as of November 9, 2018.
Qualified Notice

This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of the Partnership’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business.  Accordingly, the Partnership’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the webcast and call:

Date:	Tuesday, November 6, 2018
Time:	11:30 a.m. Central Time
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1777/27749
Website:	www.oasismidstream.com
Sell-side analysts wishing to ask a question may use the following dial-in:

Dial-in:	888-317-6003
Intl. Dial in:	412-317-6061
Conference ID:	6637480
A recording of the conference call will be available beginning at 1:30 p.m. Central Time on the day of the call and will be available until Tuesday, November 13, 2018 by dialing:

Replay dial-in:	877-344-7529
Intl. replay:	412-317-0088
Replay code:	10124920
The conference call will also be available for replay for approximately 30 days at www.oasismidstream.com.
Contact:
Oasis Midstream Partners LP
Bob Bakanauskas, (281) 404-9600
Director, Investor Relations

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Partnership, including the Partnership’s capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Partnership based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, the Partnership’s ability to integrate acquisitions into its existing business, changes in oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in the estimates of proved reserves and forecasted production results of the Partnership’s customers, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Partnership's ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Partnership's business and other important factors. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership's actual results and plans could differ materially from those expressed in any forward-looking statements.
Any forward-looking statement speaks only as of the date on which such statement is made and the Partnership undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Oasis Midstream Partners LP

Oasis Midstream Partners LP is a growth-oriented, fee-based master limited partnership formed by its sponsor, Oasis Petroleum Inc. to own, develop, operate and acquire a diversified portfolio of midstream assets in North America that are integral to the oil and natural gas operations of Oasis Petroleum Inc. and are strategically positioned to capture volumes from other producers. For more information, please visit the Partnership’s website at www.oasismidstream.com.

OASIS MIDSTREAM PARTNERS LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30, 2018	December 31, 2017
	(In thousands)
ASSETS
Current assets
Cash and cash equivalents	$4,990	$883
Accounts receivable	5,054	834
Accounts receivable from Oasis Petroleum	72,896	85,818
Prepaid expenses	96	778
Total current assets	83,036	88,313
Property, plant and equipment	876,534	653,928
Less: accumulated depreciation and amortization	(54,555)	(34,348)
Total property, plant and equipment, net	821,979	619,580
Other assets	1,981	2,013
Total assets	$906,996	$709,906
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$460	$—
Accounts payable to Oasis Petroleum	24,940	11,638
Accrued liabilities	59,373	58,818
Accrued interest payable	172	114
Total current liabilities	84,945	70,570
Long-term debt	166,000	78,000
Asset retirement obligations	1,497	1,316
Total liabilities	252,442	149,886
Partners’ Equity
Limited Partner
Common units (13,779 and 13,762 units issued and outstanding at September 30, 2018 and December 31, 2017, respectively)	168,387	167,401
Subordinated units (13,750 units issued and outstanding at September 30, 2018 and December 31, 2017)	80,033	79,173
General Partner	—	—
Total partners’ equity	248,420	246,574
Non-controlling interests	406,134	313,446
Total equity	654,554	560,020
Total liabilities and equity	$906,996	$709,906

OASIS MIDSTREAM PARTNERS LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(In thousands, except per unit data)
Revenues
Midstream services for Oasis Petroleum	$68,863	$47,002	$194,694	$123,777
Midstream services for third parties	2,604	379	4,752	1,556
Total revenues	71,467	47,381	199,446	125,333
Operating expenses
Direct operating	19,816	13,015	53,266	31,108
Depreciation and amortization	7,189	4,147	20,212	11,359
General and administrative	5,449	5,084	17,496	13,868
Total operating expenses	32,454	22,246	90,974	56,335
Operating income	39,013	25,135	108,472	68,998
Other income (expense)
Interest expense, net of capitalized interest	(163)	(2,733)	(608)	(6,965)
Other income (expense)	(15)	5	(15)	7
Total other income (expense)	(178)	(2,728)	(623)	(6,958)
Income before income taxes	38,835	22,407	107,849	62,040
Income tax expense	—	7,898	—	22,858
Net income	38,835	14,509	107,849	39,182
Less: Net income prior to the initial public offering	—	12,904	—	37,577
Net income subsequent to the initial public offering	38,835	1,605	107,849	1,605
Less: Net income attributable to non-controlling interests subsequent to the initial public offering	26,459	1,079	73,075	1,079
Net income attributable to Oasis Midstream Partners LP	$12,376	$526	$34,774	$526
Earnings per limited partner unit
Common units — Basic	$0.45	$0.02	$1.27	$0.02
Common units — Diluted	0.45	0.02	1.26	0.02
Weighted average number of limited partner units outstanding
Common units — Basic	13,751	12,625	13,750	12,625
Common units — Diluted	13,769	12,625	13,764	12,625

Non-GAAP Financial Measures

Cash Interest

Cash Interest is a supplemental non-GAAP financial measure that is used by management and external users of the Partnership’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Partnership defines Cash Interest as interest expense plus capitalized interest less amortization of deferred financing costs included in interest expense. Cash Interest is not a measure of interest expense as determined by United States generally accepted accounting principles, or GAAP. Management believes that the presentation of Cash Interest provides useful additional information to investors and analysts for assessing the interest charges incurred on our debt, excluding non-cash amortization, and our ability to maintain compliance with our debt covenants.

The following table presents a reconciliation of the GAAP financial measure of interest expense, net of capitalized interest, to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(In thousands)
Interest expense, net of capitalized interest	$163	$2,733	$608	$6,965
Capitalized interest	1,708	436	3,905	658
Amortization of deferred financing costs	(128)	(7)	(361)	(7)
Cash Interest	1,743	3,162	4,152	7,616
Less: Cash Interest prior to the initial offering	—	3,149	—	7,603
Cash Interest attributable to Oasis Midstream Partners LP	$1,743	$13	$4,152	$13

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Partnership’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Partnership defines Adjusted EBITDA as earnings before interest expense (net of capitalized interest), income taxes, depreciation, amortization, equity-based compensation expenses and other similar non-cash adjustments. Adjusted EBITDA should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Management believes that the presentation of Adjusted EBITDA provides information useful to investors and analysts for assessing the Partnership’s results of operations, financial performance and its ability to generate cash from its business operations without regard to its financing methods or capital structure, coupled with the Partnership’s ability to maintain compliance with its debt covenants. The GAAP measures most directly comparable to Adjusted EBITDA are net income and net cash provided by operating activities, respectively.

Distributable Cash Flow (“DCF”)

DCF is a supplemental non-GAAP financial measure that is used by management and external users of the Partnership’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Partnership defines DCF as Adjusted EBITDA attributable to the Partnership less Cash Interest and maintenance capital expenditures attributable to the Partnership. Maintenance capital expenditures are cash expenditures (including expenditures for the construction or development of new capital assets or the replacement, improvement or expansion of existing capital assets) made to maintain, over the long term, system operating capacity, operating income or revenue. DCF should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Management believes that the presentation of DCF provides information useful to investors and analysts for assessing the Partnership’s results of operations, financial performance and ability to generate cash from its business operations without regard to its financing methods or capital structure, coupled with the Partnerships ability to make distributions to its unitholders. The GAAP measures most directly comparable to DCF are net income and net cash provided by operating activities, respectively.

The following table presents reconciliations of the GAAP financial measures of net income and net cash provided by operating activities to the non-GAAP financial measure of Adjusted EBITDA and DCF for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(In thousands)
Net income	$38,835	$14,509	$107,849	$39,182
Income tax expense	—	7,898	—	22,858
Depreciation and amortization	7,189	4,147	20,212	11,359
Equity-based compensation expense	114	—	280	—
Interest expense, net of capitalized interest	163	2,733	608	6,965
Other non-cash adjustments	—	286	—	999
Adjusted EBITDA	46,301	29,573	128,949	81,363
Less: Adjusted EBITDA prior to the initial public offering	—	27,694	—	79,484
Adjusted EBITDA subsequent to the initial public offering	46,301	1,879	128,949	1,879
Less: Adjusted EBITDA attributable to non-controlling interests	29,739	1,214	82,250	1,214
Adjusted EBITDA attributable to Oasis Midstream Partners LP	16,562	665	46,699	665
Cash Interest attributable to Oasis Midstream Partners LP	1,743	13	4,152	13
Maintenance capital expenditures	418	84	1,711	84
Distributable Cash Flow attributable to Oasis Midstream Partners LP	$14,401	$568	$40,836	$568

Net cash provided by operating activities	$40,753	$29,093	$156,900	$71,569
Current tax expense	—	6,042	—	17,618
Interest expense, net of capitalized interest	163	2,733	608	6,965
Changes in working capital	5,516	(8,288)	(28,324)	(14,782)
Other non-cash adjustments	(131)	(7)	(235)	(7)
Adjusted EBITDA	46,301	29,573	128,949	81,363
Less: Adjusted EBITDA prior to the initial public offering	—	27,694	—	79,484
Adjusted EBITDA subsequent to the initial public offering	46,301	1,879	128,949	1,879
Less: Adjusted EBITDA attributable to non-controlling interests	29,739	1,214	82,250	1,214
Adjusted EBITDA attributable to Oasis Midstream Partners LP	16,562	665	46,699	665
Cash Interest attributable to Oasis Midstream Partners LP	1,743	13	4,152	13
Maintenance capital expenditures	418	84	1,711	84
Distributable Cash Flow attributable to Oasis Midstream Partners LP	$14,401	$568	$40,836	$568